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                                                                   EXHIBIT 10.08

                                   AGREEMENT

Recitals

Section 1.  Right of First Refusal

Section 2.  "Default" under the Lease

Section 3.  Cooperation

Section 4.  Successors and Assigns

Section 5.  Governing Law

                           _________________________

     This agreement ("Agreement") is made and entered into as of June 23, 1998
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between JTS CORPORATION, a Delaware corporation ("Assignor"), and OPTICAL
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NETWORKS, INC., a California corporation ("Assignee").
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                                    Recitals
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     A.  The Cilker Revocable Trust of October 9, 1990 ("Landlord"), as
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Landlord, and Assignor, as Tenant, executed a lease dated June 15, 1995
("Lease"), pursuant to which Landlord leased to Tenant and Tenant leased from
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Landlord certain properties identified in Paragraph 2 of the lease and other
Lease provisions cross-referenced in such Paragraph 2. For a term of five (5) years commencing on August 18, 1995 and ending on August 17, 2000 subject to earlier termination as provided in the Lease.

     B. Assignor and Assignee entered into an assignment of lease, dated as of the same date as this Agreement ("Assignment of Lease"), whereby Assignor
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assigned to Assignee that portion of the "Premises" (as such term is defined in the Lease) which is identified on Exhibit B to the Assignment of Lease ("Assigned Portion of the Premises"), and whereby Assignee accepted the
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assignment of the Assigned Portion of the Premises from Assignor and assumed obligations under the Lease.

     C.  Assignor retained the balance of the Premises ("Retained Portion of the
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Premises").
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     D.  By means of the Assignment of Lease, Assignor will assign to Assignee the two (2) options to extend the term of the Lease, in accordance with Paragraph 40 ("Option to Renew") of the Lease ("Retained Portion Extension
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Options"), providing Assignee assumes 100% assignment of the Premises.
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     E.  Assignor and Assignee desire to evidence in writing certain understandings and agreements they have reached regarding the Assigned and the Retained Portions of the Premises as well as the Extension Options.

     Therefore, for good and valuable consideration, the receipt and adequacy of which are acknowledged, Assignor and Assignee agree as follows:

                      Section 1.  Right of First Refusal.

     If either party desire to "Sublet" (as such term is defined in Paragraph 3.M. of the Lease), part or all of the Assigned or Retained Portions of the Premises, then the party desiring to Sublet ("Sublet Party") shall deliver a written notice to the other party ("Non-Sublet Party") describing in reasonable
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detail the terms and conditions of the proposed Sublet ("Proposed Terms").  The
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Non-Sublet Party shall have fifteen (15) business days after receipt of the written notice to deliver to the Sublet party a written response stating the Non-Sublet Party's desire to accept the Sublet on the Proposed Terms. If such an affirmative writing is delivered within fifteen (15) business days, the parties will cooperate fully to attempt to obtain the consent of "Landlord" (as such term is defined in the Lease) to such Sublet to the Non-Sublet Party. If such consent is obtained, the parties shall take all reasonable and expeditious action to enter an agreement covering such Sublet. If an affirmative writing is not delivered to the Sublet Party by the Non-Sublet Party within fifteen (15) business days, then the Sublet Party shall be free, for a period of one hundred twenty (120) days, to make such Sublet to a third party as long as such Sublet is not on better terms with respect to such third party than would have been the case with respect to the Non-Sublet Party if it had obtained the Sublet on the Proposed Terms.

                    Section 2.  "Default" Under the Lease.

     Should either party to this Agreement become aware of any event, fact or circumstance that would or does constitute an "Event of Default" under the Lease (as such term is defined in Paragraph 26 of the Lease), then such party shall immediately notify the other party in writing (providing all details of the default that the first party possesses) with respect to such event, fact or circumstance. The party whose actions, omissions or circumstances have or will give rise to such Event of Default ("Defaulting Party") shall promptly notify
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the other party ("Non-Defaulting Party") in writing whether such Defaulting
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Party will take necessary steps to avoid or cure such Event of Default.  In the event the Defaulting Party will not take such necessary steps, then the Non-Defaulting Party shall have the option to take such necessary steps, if possible. If the Non-Defaulting Party delivers a writing to the Defaulting Party stating the Non-Defaulting Party's desire to take such necessary steps, then the Defaulting Party shall immediately take all commercially reasonable steps to assign and transfer to the Non-Defaulting Party all rights in, under and with respect to the Lease in exchange for no consideration other than the Non-Defaulting Party's reasonable good faith efforts to attempt to avoid or cure the Event of Default in question. Furthermore, in this situation both parties will make all commercially reasonable efforts to embody in a written agreement their respective obligations on an expedited basis.

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                           Section 3.  Cooperation.

     The parties hereto will cooperate fully with each other, make all reasonable, good faith commercial efforts and take all reasonable actions to achieve and bring about, on a prompt basis, the goals and objectives set forth in this Agreement.

                      Section 4.  Successors and Assigns.

     This Agreement shall be binding and inure to the benefit of the parties to it, their heirs, executors, administrators, successors in interest, and assigns.

                          Section 5.  Governing Law.

     This Agreement shall be governed by and construed in accordance with California law.

     The parties have executed this Agreement as of the date first above written.

ASSIGNOR:
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JTS CORPORATION
a Delaware corporation


By: /s/
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Its: President
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By: /s/
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Its: Chairman
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ASSIGNEE:
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OPTICAL NETWORKS, INC.
a California corporation


By: /s/ Hugh C. Martin
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Its: President
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By: /s/ Terrence J. Schmid
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Its: CFO
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